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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Medical Dynamics, Inc.
Englewood, Colorado

We hereby consent to the incorporation by reference in this Form S-8 Registration Statement of Medical Dynamics, Inc. (the "Company") of our report dated November 27, 1995 relating to the financial statements of the Company appearing in the Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1995.

We also consent to the reference to our firm under the caption "Experts" in such Registration Statement.

                                        McGLADREY & PULLEN, LLP

                                        /s/ MCGLADREY & PULLEN LLP


Denver, Colorado
July 15, 1996